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                                                                   Exhibit 10.13

         -------------------------------------------------------------

                             ACQUISITION AGREEMENT,

                          dated as of December 16, 1996

                                  by and among

                               Chelsea Corporation

                    R.H. Smith International Corporation

                                       and

                           URAL Petroleum Corporation

         -------------------------------------------------------------

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                              ACQUISITION AGREEMENT

            Acquisition Agreement, dated as of December 16, 1996, by and among Chelsea Corporation, a Colorado corporation ("Chelsea"), R.H. Smith International Corporation, an Oklahoma corporation ("RHSI" and, together with Chelsea, the "Sellers"), and Ural Petroleum Corporation, a Delaware corporation ("UPC" and, together with the Sellers, the "Parties").

                                    RECITALS

            1.1. The sole assets and liabilities of Chelsea consist of its 36 percent partnership interest in Anderman/Smith International - Chernogorskoye, a Colorado general partnership established February 3, 1993 ("ASIC"), and rights and obligations with respect to ASIC under a Capital Loan Agreement, dated January 1, 1992 (the "Capital Loan Agreement"). Parish Corporation ("Parish") owns all of the outstanding capital stock of Chelsea. ASIC holds a fifty percent interest in the Chernogorskoye Joint Venture formed September 27, 1991 (the "Joint Venture").

            1.2. The sole assets and liabilities of RHSI on the Closing Date (as described in Section 6.1 hereof) will consist of a 2.56 percent interest in ASIC and rights and obligations with respect to ASIC under the Capital Loan Agreement. Ralph H. Smith ("Smith") owns all of the outstanding capital stock of RHSI. The interests of Chelsea and RHSI in ASIC are hereinafter referred to individually as the "Partnership Interest" and collectively as the "Partnership Interests."

            1.3. Chelsea desires to sell its Partnership Interest; RHSI desires to sell its Partnership Interest; UPC desires to purchase the Partnership Interests of Chelsea and RHSI; and such sales and purchases (together, the "Acquisition") shall be upon the terms and conditions set forth in this Agreement.

                                   ACQUISITION

            2.1. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the representations, warranties and agreements contained herein, on the Closing Date, each Seller will contribute to the LLC (as hereinafter defined) its Partnership Interest together with its rights and obligations under the Capital Loan Agreement with respect to ASIC in exchange for an aggregate consideration, which shall have the notional value of $20,000,000, which shall consist in part of the Seller LLC Interests (as hereinafter defined), paid in accordance with this Article 2.

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            2.2. Upon the terms and subject to the conditions set forth in this
Agreement, and in reliance on the representations, warranties and agreements contained herein, on the Closing Date, UPC will contribute to the LLC consideration having a value equal to $8,000,000 (U.S.) to the LLC (the "Initial Contribution") in exchange for the UPC LLC Interest (as hereinafter defined).

            2.3. On the Closing Date, UPC shall contribute the Initial Contribution to the LLC in exchange for a managing member interest and a preferred limited liability company interest (the "UPC LLC Interests") which will obligate the LLC to distribute to UPC 75% percent of all distributions received by LLC from the Partnership Interests and the Capital Loan Agreement until the distributions to UPC pursuant to the UPC LLC Interest total $8,000,000 (U.S.) (the "Distribution Flip-Over Date"), following which the UPC LLC Interest will obligate the LLC to distribute to UPC 25% percent of all distributions received by the LLC from the Partnership Interests and the Capital Loan Agreement until such time as all distributions to the Sellers pursuant to the Seller LLC Interests total $12,000,000 (U.S.) plus Interest as hereinafter defined (the "Distribution Pay-Off Date"), as follows:

                  2.3.1. Six million dollars (U.S.), less the Deposit as defined in Section 2.8, in cash or immediately available funds; and

                  2.3.2. Two million dollars (U.S.) in the form of fully paid and non-assessable shares of common stock, no par value, of UPC ("UPC Common Stock"). For such purpose and except as set forth below, the shares of UPC Common Stock contributed to the LLC (the "Contribution Shares") shall have the same per share value as accorded UPC Common Stock in a private placement of such UPC Common Stock to be made by UPC between the date of this Agreement and the Closing Date (the "UPC Private Placement"). Notwithstanding the foregoing, if
(i) the aggregate consideration in the UPC Private Placement does not consist of at least $3,000,000 (U.S.) of UPC Common Stock in the aggregate purchased collectively (A) in arm's-length transactions with persons having no other previous or present affiliation with UPC or with any affiliate of UPC and (B) by The Millennium Fund and (ii) Chelsea, RHSI and UPC do not otherwise reach agreement on a per share value of the Contribution Shares prior to the Closing Date, the per share value of the Contribution Shares shall be determined within thirty days following the Closing Date by an independent evaluator with nationally recognized experience in valuing common stock comparable to the Contribution Shares. If Chelsea, RHSI and UPC do not agree on such an independent evaluator within ten days after the Closing Date, Chelsea and RHSI acting together, shall select one such evaluator and UPC shall select another such evaluator and those two evaluators shall jointly select a third evaluator whose per share valuation of the Contribution Shares shall be final and binding. Each of the Parties shall pay any fees of the evaluator selected by such Party and shall share equally payment of the fees of the third evaluator. On the Closing Date, Chelsea, RHSI and UPC shall enter into an agreement with respect to the ownership and disposition of the Contribution Shares and any other UPC


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Common Stock acquired by Chelsea and RHSI containing the terms set forth in
Exhibit A hereto and in a form customary therefor.

            2.4. On the Closing Date, each Seller shall contribute to the LLC its Partnership interest and its rights and obligations under the Capital Loan Agreement with respect to ASIC in exchange for the Initial Contribution and for preferred limited liability company interests (the "Seller LLC Interests" and, together with the UPC LLC Interest, the "Preferred LLC Interests") which will obligate the LLC to distribute to such Sellers 25% of all distributions received by the LLC from the Partnership Interests and the Capital Loan Agreement until the Distribution Flip-Over Date, following which the Seller LLC Interests will obligate the LLC to distribute to the Sellers 75% of all distributions received by the LLC from the Partnership interests and the Capital Loan Agreement until the Distribution Pay-off Date.

            2.5. On the Closing Date, each of the Sellers and UPC shall execute the Operating Agreement described below and UPC shall file the Certificate of Formation described below with the Secretary of State of the State of Delaware providing for the formation of a Delaware limited liability company (the "LLC"), pursuant to which:

      (a) each of the Sellers shall hold its respective Seller LLC Interest, pursuant to which Chelsea and RHSI shall receive 93.4735 and 6.5265 percent, respectively, of any distributions to the Sellers pursuant to the Seller LLC Interests;

      (b) (i) on the Closing Date, each Seller shall receive its respective share of a pledge of the Partnership Interests pursuant to a Security Agreement and Financing Statement in customary form entitling each of the Sellers in the event of any default by UPC or the LLC to receive from distributions by ASIC with respect to the Partnership Interest the amounts from and after such default which the Sellers would have been entitled to receive under this Agreement from the LLC;

      (c) UPC shall hold the UPC LLC Interest;

      (d) at such time as all distributions to the Sellers pursuant to the Seller LLC Interests total $12,000,000 (U.S.) plus Interest, the LLC will redeem the Seller LLC Interests at no cost; and

      (e) the LLC Certificate of Formation and Operating Agreement shall be in customary form and consistent with the provisions of this Agreement including, but not limited to, establishing that the Sellers shall have no obligation to make any contribution to the capital of the LLC other than the contributions set forth in Section 2.4.


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

Interest shall equal 10% per annum on an amount equal to $12,000,000 (U.S.) less any distributions to the Sellers pursuant to the Seller LLC Interests (excluding Interest).

            2.6. For a period of twenty days following the receipt of notice from UPC of UPC's intention to commence an initial public offering of UPC Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, which notice shall set forth the anticipated terms of such public offering and all other material information then available which is reasonably relevant to such public offering, each of the Sellers may elect one or more of the following alternatives with respect to some portion or all (or none) of its Seller LLC Interest, with such elected alternative to be effective upon the completion of such public offering:

                  2.6.1. Each of the Sellers may elect to require UPC to purchase, using the net proceeds from the initial public offering, its Seller LLC Interest at a price equal to the lesser of (i) the Remaining Value with respect to such portion of its Seller LLC Interest and (ii) the product of (a) the portion of the Seller LLC Interest to be redeemed, expressed as a percentage and (b) $12,000,000 (U.S.) less any distributions to the Sellers pursuant to the Seller LLC Interests (excluding Interest) plus accrued unpaid interest. For purposes of this Section 2.6.1, the Remaining Value of such portion of the Seller LLC Interest shall be the cash flows to be received subsequent to such election with respect to such portion as described in Section 2.4 determined by the engineering data and assumptions to be disclosed in the above-described registration statement discounted to present value utilizing a discount rate of twenty percent per annum applied on the basis of a monthly convention, but in no event shall the Remaining Value with respect to such portion of such Seller LLC Interest be less than $6,000,000 (U.S.) multiplied by the portion of the Seller LLC Interest to be redeemed, expressed as a percentage. The notice provided for by Section 2.6 shall set forth such Remaining Value if then available and if not, shall set forth what the Remaining Value would be if based upon the most recent available engineering data and assumptions.

                  2.6.2. Each of the Sellers may elect to convert all or any portion of its Seller LLC Interest into UPC Common Stock. For purposes of such conversion, such portion of the Seller LLC Interest shall be valued at the lesser of (i) the product of (a) the portion of the Seller LLC Interest to be converted, expressed as a percentage and (b) $12,000,000 (U.S.) less any distributions to the Sellers pursuant to the Seller LLC Interests (excluding Interest) plus accrued unpaid interest and (ii) the Remaining Value of such portion, and UPC stock shall be valued at one hundred twenty percent of the per-share value of the UPC Contribution Shares as determined pursuant to Section
2.3.2. Notwithstanding anything to the contrary contained in the foregoing, the Sellers may not acquire pursuant to the conversion election set forth in this
Section 2.6.2 more than twenty percent of the UPC Common Stock outstanding following the above-described initial public offering and to the extent such conversion would exceed such percentage, such conversion may not be elected by either of the Sellers.


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

                  2.6.3. In the event that prior to an initial public offering of UPC Common Stock there is an initial public offering of a corporation controlled by UPC which holds directly or indirectly any portion of the Partnership Interests, Chelsea and RHSI may elect to convert their Contribution Shares into the capital stock of such affiliate and the rights set forth in Sections 2.6.1 and 2.6.2 above shall apply to such affiliate and to its capital stock. If Chelsea, RHSI and UPC do not agree on an equitable basis for applying such conversion rights to the capital stock of such affiliate, such basis shall be determined by an independent evaluation in the same manner as described in
Section 2.3.2.

                  2.6.4. Any election of a Seller pursuant to the foregoing provisions of this Section 2.6 may be conditioned by such Seller upon the initial public offering of UPC Common Stock occurring at a minimum per share price or involving a minimum amount of gross proceeds as stated in such election. In the event that the initial public offering of UPC Common Stock does not occur within one hundred eighty days of the notice thereof from UPC, each of the Sellers may elect to rescind any election made by it pursuant to this
Section 2.6. Notwithstanding the foregoing, if UPC is pursuing the completion of such public offering with reasonable diligence, such one hundred eighty day period may be extended but not to exceed an aggregate period from the date of such notice of two hundred seventy days.

                  2.6.5. In the event that neither UPC nor an affiliate of UPC which holds directly or indirectly any portion of the Partnership Interests completes an initial public offering within three years after the Closing Date, Chelsea and RHSI may, within thirty days after such period, exercise the conversion right set forth in Section 2.6.2.

            2.7. Notwithstanding anything to the contrary contained in the foregoing Sections, in the event of any acquisition of substantially all of the Partnership Interests or of a majority of UPC's capital stock or of the UPC LLC Interest by a non-affiliate of UPC, the LLC Agreement shall provide that each Seller may elect to require with respect to some portion or all (or none) of its Seller LLC Interest that such portion of its Seller LLC Interest be redeemed in exchange for an amount equal to the cash flows to be received subsequent to such election with respect to such portion as described in Section 2.4 determined by reasonable engineering data and assumptions to be provided by an independent nationally recognized engineering firm discounted to present value utilizing a discount rate of twenty percent per annum applied on the basis of a monthly convention, but in no event shall such amount with respect to such portion of such Seller LLC Interest be less than $6,000,000 (U.S.) multiplied by the portion of the Seller LLC Interest to be redeemed, expressed as a percentage. If UPC and the Seller or Sellers electing to redeem such LLC Interest do not agree on such an independent engineering firm within ten days after the notice of such election, such Seller or Sellers shall select one such firm and UPC shall select another such firm and those two firms shall jointly select a third firm whose data and assumptions shall be final and binding. Each of the Parties shall pay any fees of the engineering firm selected by such Party and shall share equally payment of the fees of the third engineering firm.

            2.8. Upon the execution of this Agreement, UPC shall pay Chelsea and RHSI $200,000 (U.S.) (the "Deposit") which shall be placed in an interest-bearing escrow account. The Deposit and the interest earned thereon shall be applied to the Initial Contribution, as described in Section 2.2, and shall be refunded to UPC with interest earned thereon only if this Agreement is terminated pursuant to Section 6.1 hereof and such termination is not the result of (i) a breach by UPC of a provision hereof, (ii) a failure of the condition set forth in Section 5.2.7 to be satisfied, or (iii) a failure of the condition set forth in Section 5.2.8 to be satisfied unless such failure is a result of a breach by J. Thomas Wilson of any agreement entered into by him with respect to such condition including the Acquisition and Employment Outline between UPC and Mr. Wilson of even date herewith. If this Agreement is terminated for any other reason, the Deposit with interest earned thereon shall be paid to the Sellers.

                         REPRESENTATIONS AND WARRANTIES

            3.1. Representations and Warranties of Chelsea. Chelsea hereby represents and warrants to UPC that:

                  3.1.1. Chelsea is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is, to the best of Chelsea's knowledge, not required to be qualified as a foreign corporation in any other jurisdiction.

                  3.1.2.The authorized capital stock of Chelsea consists of 100,000 shares of common stock (the "Chelsea Common Stock"), of which 50,000 shares are issued and outstanding on the date of this Agreement, all of which are owned by Parish free and clear of all liens and encumbrances.

                  3.1.3. Chelsea has the corporate power to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions, Corporate or otherwise, on the part of Chelsea. This Agreement has been duly and validly executed and delivered and, assuming the due authorization execution and delivery by the Sellers and UPC, is the valid and binding obligation of Chelsea, enforceable against it in accordance with its terms. Other than in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), if applicable, and the consents of the European Bank for Reconstruction and Development ("EBRD") and the Overseas Private Investment Corporation ("OPIC") and termination of the right to purchase of the other partners of ASIC pursuant to Section 9.2 of the Amended and Restated Partnership Agreement, no authorization, consent or approval of, notice to or filing with, any public body or authority, is necessary for the consummation by Chelsea of the transactions contemplated hereby.

                  3.1.4. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, constitute a breach, violation or default under the Articles of Incorporation or By-Laws of Chelsea or under any law, rule, regulation, judgment, decree, order, injunction, statute; governmental permit or license of any Court or governmental authority, domestic or foreign, applicable to Chelsea or any mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which Chelsea is a party or by which Chelsea or any of its assets may be bound.

                  3.1.5. The sole assets and liabilities of Chelsea consist of its interests, rights and obligations under the Amended and Restated Partnership Agreement of ASIC and under the Capital Loan Agreement with respect to ASIC. Such assets are free and clear of all liens, encumbrances and restrictions other than as set forth in such Agreements. Except for such liabilities arising out of the Amended and Restated Partnership Agreement of ASIC and the Capital Loan Agreement, Chelsea has no obligations or liabilities, whether known, unknown, fixed or contingent.

                  3.1.6. There is no action, suit, proceeding or investigation pending or, to the best knowledge of Chelsea, threatened against Chelsea or ASIC or the Joint Venture, at law or in equity, or before any federal, state or other domestic or foreign governmental or other regulatory or administrative agency, commission, board, bureau, agency or instrumentality.

                  3.1.7. Chelsea is not obligated to pay any broker or finder a commission or fee with respect to the transactions contemplated hereby and Chelsea and RHSI shall pay the commissions or fees due with respect to the transactions contemplated hereby to Deutsche Morgan Grenfell and J. Thomas Wilson.

                  3.1.8. Chelsea owns a 36 percent interest in ASIC and ASIC owns a fifty percent interest in the Joint Venture, thereby providing ASIC with fifty percent of the economic benefit of the Joint Venture for all purposes, subject to .5 and one percent interests of James Wilson and Halliburton Energy Services, Inc., respectively, in the net revenues of ASIC as described more fully in the Information Memorandum attached hereto as Exhibit 3.1.11. Following the Acquisition, Chelsea will not have any rights or obligations relating to ASIC other than those arising out of LLC. Immediately following the Acquisition, ASIC will continue to own a fifty percent interest in the Joint Venture.

                  3.1.9. Neither Chelsea nor, to the best of its knowledge and belief following reasonable inquiry, any past or present employee of Chelsea, ASIC, any past or present employee of ASIC, the Joint Venture or any past or present employee of the Joint


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Venture, but without inquiry with respect to the Joint Venture, has violated the
Foreign Corrupt Practices Act.

                  3.1.10. Except for J. Thomas Wilson and Susan Ponder, neither Chelsea nor ASIC has any current employees.

                  3.1.11. To the best of its knowledge and belief, the November 1996 Information Memorandum of Deutsche Morgan Grenfell attached hereto as
Exhibit 3.1.11 does not contain any untrue statements of a material fact and does not omit to state any material fact necessary to make the statements therein not misleading. The foregoing representation and warranty is made notwithstanding the last sentence of the "Important Notice" page of such Information Memorandum.

                  3.1.12. The balance sheet and income statement of Chelsea dated June 30, 1996 attached hereto as Exhibit 3.1.12 have been prepared in accordance with generally accepted accounting principles (exclusive of footnote disclosures), consistently applied, and are correct and complete in all material respects. Since the date of such financial statements there has been no material adverse change in the assets, liabilities, or financial condition of Chelsea.

                  3.1.13. To the best of its knowledge and belief, for United States Federal income tax purposes, ASIC is classified as a partnership and is not classified as an association, or a publicly traded partnership, or taxable as a corporation.

                  3.1.14. ASIC is a general partnership duly organized, validly existing and in good standing under the laws of the State of Colorado and is, to the best of Chelsea's knowledge, not required to be qualified as a foreign corporation in any other jurisdiction

                  3.1.15. For purposes of the EBRD and OPIC consents described in Section 5.2.9., (a) each of Anderman International Corporation, Mohan International Corporation and A/D Holdings International Corporation is a United States person, and (b) Anderman International Corporation, Mohan International Corporation and A/D Holdings International Corporation collectively own an aggregate 35.44 percent interest in ASIC.

                  3.1.16. Attached hereto as Exhibit 3.1.16 are December 31, 1995 financial statements for ASIC. Such financial statements have not been prepared in accordance with generally accepted accounting principles but to the best of Chelsea's knowledge and belief fairly present the financial results and condition of ASIC for the period and date indicated therein. No other financial statements with respect to ASIC as of any subsequent date or for any subsequent period are available to Chelsea. To the best of Chelsea's knowledge and belief, ASIC has no liabilities or obligations, contingent or otherwise, except as (a) set forth in the Information Memorandum attached hereto as Exhibit 3.1.11, (b) provided for by the ASIC


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Amended and Restated Partnership Agreement and the Joint Venture Agreement, (c)
provided for by the agreements with EBRD and OPIC, (d) set forth in the foregoing financial statements or (e) incurred in the ordinary course of the business of ASIC since December 31, 1995.

            3.2. Guarantees of Parish and St. Mary. Parish and St. Mary Land & Exploration Company, the sole shareholder of Parish, hereby unconditionally guarantee, in favor of UPC the representations and warranties of Chelsea made in
Section 3.1 of this Agreement.

            3.3. Representations and Warranties of RHSI. RHSI hereby represents and warrants to UPC that:

                  3.3.1. RHSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and, to the best of RHSI's knowledge, is not required to be qualified as a foreign corporation in any other jurisdiction.

                  3.3.2. The authorized capital stock of RHSI consists of 100 shares of common stock ("RHSI Common Stock"), all of which are issued and outstanding on the date of this Agreement all of which are owned by Smith free and clear of all liens and encumbrances.

                  3.3.3. RHSI has the corporate power to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions, corporate or otherwise, on the part of RHSI. This Agreement has been duly and validly executed and delivered and, assuming the due authorization execution and delivery by the Sellers and UPC, is the valid and binding obligation of RHSI, enforceable against it in accordance with its terms. Other than in connection with the H-S-R Act, if applicable, and the consents of EBRD and OPIC and termination of the right to purchase of the other partners of ASIC pursuant to
Section 9.2 of the Amended and Restated Partnership Agreement, no authorization, consent or approval of, notice to or filing with, any public body or authority, is necessary for the consummation by RHSI of the Acquisition.

                  3.3.4. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, constitute a breach, violation or default under the Articles of Incorporation or By-Laws of RHSI or under any law, rule, regulation, judgment, decree, order, injunction, statute, governmental permit or license, of any Court or governmental authority, domestic or foreign, applicable to RHSI or any mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which RHSI is a party or by which RHSI or any of its assets may be bound, or create any right on the part of any party to any such instrument or agreement to unilaterally modify, amend or terminate any such instrument or agreement.


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

                  3.3.5. The sole assets and liabilities of RHSI at the Closing hereunder will consist of its interests, rights and obligations under the Amended and Restated Partnership Agreement for ASIC and under the Capital Loan Agreement with respect to ASIC. Such assets are free and clear of all liens, encumbrances and restrictions other than as set forth in such Agreements. Except for such liabilities arising out of the Amended and Restated Partnership Agreement of ASIC and the Capital Loan Agreement, RHSI has no obligations or liabilities, whether known, unknown, fixed or contingent.

                  3.3.6. RHSI owns a 2.56 percent interest in ASIC and ASIC owns a fifty percent interest in the Joint Venture, thereby providing ASIC with fifty percent of the economic benefit of the Joint Venture for all purposes, subject to .5 and one percent interests of James Wilson and Halliburton Energy Services, Inc., respectively, in the net revenues of ASIC as described more fully in the Information Memorandum attached hereto as Exhibit 3.1.11. Following the Acquisition, RHSI will not have any rights or obligations relating to ASIC other than those arising out of LLC. Immediately following the Acquisition, ASIC will continue to own a fifty percent interest in the Joint Venture.

                  3.3.7. There is no action, suit, proceeding or investigation pending or, to the best knowledge of RHSI, threatened against RHSI or ASIC or the Joint Venture, at law or in equity, or before any federal, state or other domestic or foreign governmental or other regulatory or administrative agency, commission, board, bureau, agency or instrumentality.

                  3.3.8. RHSI is not obligated to pay any broker or finder a commission or fee with respect to the transactions contemplated hereby and RHSI and Chelsea shall pay the commissions or fees due with respect to the transactions contemplated hereby to Deutsche Morgan Grenfell and J. Thomas Wilson.

                  3.3.9. Neither RHSI nor, to the best of its knowledge and belief following reasonable inquiry, any past or present employee of RHSI, ASIC, any past or present employee of ASIC, the Joint Venture or any past or present employee of the Joint Venture, but without inquiry with respect to the Joint Venture, has violated the Foreign Corrupt Practices Act.

                  3.3.10. Neither RHSI nor ASIC has any current employees.

                  3.3.11. To the best of its knowledge and belief, the November 1996 Information Memorandum of Deutsche Morgan Grenfell attached hereto as
Exhibit 3.1.11, does not contain any untrue statements of a material fact and does not omit to state any material fact necessary to make the statements therein not misleading. The foregoing representation and warranty is made notwithstanding the last sentence of the "Important Notice" page of such Information Memorandum.

                  3.3.12. No financial statements with respect to RHSI, as of any date or for any period, have been prepared or are available.

                  3.3.13. To the best of its knowledge and belief, for United States Federal income tax purposes, ASIC is classified as a partnership and is not classified as an association, or a publicly traded partnership, or taxable as a corporation.

                  3.3.14. ASIC is a general partnership duly organized, validly existing and in good standing under the laws of the State of Colorado and is, to the best of RHSI's knowledge, not required to be qualified as a foreign corporation in any other jurisdiction.

                  3.3.15. For purposes of the EBRD and OPIC consents described in Section 5.2.9., (a) each of Anderman International Corporation, Mohan International Corporation and A/D Holdings International Corporation is a United states person, and (b) Anderman International Corporation, Mohan International Corporation and A/D Holdings International Corporation collectively own an aggregate 35.44 percent interest in ASIC.

                  3.3.16. Attached hereto as Exhibit 3.1.16 are December 31, 1995 financial statements for ASIC. Such financial statements have not been prepared in accordance with generally accepted accounting principles but to the best of RHSI's knowledge and belief fairly present the financial results and condition of ASIC for the period and date indicated therein. No other financial statements with respect to ASIC as of any subsequent date or for any subsequent period are available to RHSI. To the best of RHSI's knowledge and belief, ASIC has no liabilities or obligations, contingent or otherwise, except as (a) set forth in the Information Memorandum attached hereto as Exhibit 3.1.11, (b) provided for by the ASIC Amended and Restated Partnership Agreement and the Joint Venture Agreement, (c) provided for by the agreements with EBRD and OPIC,
(d) set forth in the foregoing financial statements or (e) incurred in the ordinary course of the business of ASIC since December 31, 1995.

            3.4. Guarantee of Smith. Smith hereby unconditionally guarantees in favor of UPC the representations and warranties of RHSI made in Section 3.3 of this Agreement.

            3.5. Representations and Warranties of UPC. UPC hereby represents and warrants to Chelsea and RHSI that:

                  3.5.1. UPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and, to the best of UPC's knowledge, is not required to be qualified as a foreign corporation in any other jurisdiction.

                  3.5.2. The authorized capital stock of UPC consists of 1,500 shares of common stock of which 1,000 shares are issued and outstanding on the date of this Agreement.

All the issued and outstanding shares of the UPC Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except for 92 shares set aside for issuance to UPC management pursuant to stock options contemplated to be granted and except as set forth in the Information Memorandum attached hereto as Exhibit 3.5.9, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character obligating UPC to issue any securities.

                  3.5.3. UPC has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Acquisition have been duly authorized by all necessary corporate actions on the part of UPC. This Agreement is, assuming the due authorization, execution and delivery by the Sellers, the valid and binding obligation of UPC, enforceable against it in accordance with its terms. Other than in connection with the H-S-R Act, if applicable, EBRD and OPIC, no authorization, consent or approval of, or filing with, any public body or authority is necessary for the consummation by UPC of the Acquisition.

                  3.5.4. The execution, delivery and performance of this Agreement and the consummation of the Acquisition will not constitute a breach, violation or default under the Articles of Incorporation or By-Laws of UPC or under any law, rule or regulation, judgment, decree, order, governmental permit or license, or any mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which UPC is a party or by which UPC or any of its assets may be bound.

                  3.5.5. (a) The financial statements of UPC for the period from January 1,1996 to September 30, 1996, attached hereto as Exhibit 3.5.5, have been prepared on a cash basis and are based on records made available to UPC by its directors. The financial statements in Exhibit 3.5.5 are unaudited and have not been prepared in accordance with generally accepted accounting principles.
(b) Such financial statements fairly present the financial condition and results of UPC for the period indicated. Except as set forth in the Information Memorandum attached hereto as Exhibit 3.5.9, since the date of such financial statements, no material adverse change in the assets, liabilities or financial condition of UPC has occurred.

                  3.5.6. (a) UPC owns 943 shares of Ural Petroleum Ventures Limited, 1,000 shares of Ural Petroleum Management Limited, one share of Ural Petroleum (UK) Limited and the general partnership interest, representing 21.66 percent of the partnership, of Ural Partners LP all of which shares and interests are free and clear of all liens, encumbrances and restrictions other than those set forth in the financial statements described in Section 3.5.5, in the Information Memorandum described in Section 3.5.9 and in the agreements described in such Information Memorandum. (b) All material commitments or undertakings of UPC, including those for the acquisition or disposition of assets, and all material liabilities of UPC, not set forth in the financial statements described In Section 3.5.5, are set forth in the Information Memorandum attached hereto as Exhibit 3.5.9.

                  3.5.7. There is no action, suit, proceeding or investigation pending or, to the best knowledge of UPC, threatened against UPC, at law or in equity, or before any federal, state or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

                  3.5.8. Neither UPC nor, to the best of its knowledge and belief, any employee of UPC has violated the Foreign Corrupt Practices Act.

                  3.5.9. To the best of its knowledge and belief, the December , 1996 Information Memorandum attached hereto as Exhibit 3.5.9 does not contain any untrue statements of a material fact and does not omit to state any material fact necessary to make the statements therein not misleading.

            3.6. Guarantee by Brunswick. Brunswick Investments Limited, a Jersey corporation ("Brunswick"), a principal shareholder of UPC, hereby unconditionally guarantees in favor of Chelsea and RHSI the representations and warranties of UPC made in Section 3.5 of this Agreement as they relate specifically to UPC, provided that Brunswick shall not guarantee the performance of UPC in respect of any claim under Section 3.5 arising from any fact or other matter of which Brunswick was not aware as of the date of this Agreement, it being acknowledged by the Sellers that Brunswick has not made any independent investigation in connection with Section 3.5, and provided further that Brunswick shall guarantee the performance of UPC in respect of any claim under Sections 3.5.5(b), 3.5.6(b) and 3.5.9 arising from any fact or other matter only if (a) Brunswick has actual knowledge of such fact or matter as of the date hereof, (b) such fact or matter is not reflected in the financial statements of UPC or contained in the Information Memorandum attached hereto as Exhibit 3.5.9 and (c) the omission of such fact or matter therefrom would make such financial statements or Information Memorandum misleading to a reasonable investor.

                                    COVENANTS

            4.1. H-S-R Act Filings. If applicable, Chelsea, RHSI and UPC shall promptly make their respective filings, and shall thereafter promptly make any required submissions, under the H-S-R Act with respect to the Acquisition and shall cooperate with each other in connection with the foregoing.

            4.2. Interim Operations of Chelsea and RHSI. During the period from the date of this Agreement to the Closing, neither Chelsea nor RHSI shall acquire or dispose of any assets, except for the distribution by RHSI to Smith of all assets other than its interests in and under ASIC and under the Capital Loan Agreement with respect to ASIC, or incur or assume any liabilities other than those associated with ASIC and the Capital Loan Agreement with respect to ASIC. Neither Chelsea nor RHSI shall (i) amend or otherwise change its Articles of Incorporation or By-Laws; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities or grant any subscriptions, options, warrants, rights, convertible securities or enter into any other agreements or commitments of any character obligating it to issue such securities; (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock (other than as set forth in the first sentence of this Section with respect to RHSI); (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (v) enter into any agreement, commitment or transaction (including, but not limited to, any borrowing, capital expenditure or sale of assets); (vi) except with respect to J. Thomas Wilson and Susan Ponder and expenses associated with them, compensate or agree to compensate, any of its directors, officers or employees, or provide for them any bonus, insurance, pension or other employee benefit plan, payment or arrangement; or (vii) take any other action not in the ordinary course of business consistent with past practice or (viii) take any action which would not keep available the services of the present officers and employees of ASIC.

            4.3. Access. Chelsea, RHSI and UPC shall afford to each other and each other's agents and representatives full access during normal business hours throughout the period prior to the Closing to all of their respective properties, books, contracts, commitments and records and each of such corporations shall furnish or make available promptly to the other all other material information concerning its business and properties; provided, however, no past or future investigation pursuant to this Section 4.3 shall affect or be deemed to modify or waive any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Acquisition. Any future investigation shall be conducted by each party and its representatives in such a manner so as not to interfere unnecessarily with the business or operations of the other parties.

            4.4. Conditions. UPC, Chelsea and RHSI shall utilize their good faith best efforts to complete the conditions set forth in Section 5 hereof prior to the Closing Date.

            4.5. Arm's-Length Stock Sales. At all times that Chelsea and RHSI continue to own UPC securities entitled to vote, UPC shall not sell any UPC securities in other than an arm's-length transaction for fair and full consideration, without the prior written consent of Chelsea and RHSI, except for shares sold to directors, employees and consultants of UPC pursuant to stock options provided that at no time shall shares subject to such options exceed 15% of the outstanding capitalization of UPC.

            4.6. General. Subject to the terms and conditions provided herein, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Acquisition including but not limited to satisfying the conditions thereto set forth in
Section 5 of this Agreement.

            4.7. Confidentiality. Each party agrees that it will not at any time subsequent to the date of signing this Agreement, disclose or use any information obtained during the negotiation or due diligence process nor any other confidential information otherwise obtained regarding another party, without first obtaining the prior written consent of such party, except to the extent that such disclosure may be required by law, provided, however that this
Section 4.7 shall not prevent (i) UPC or the Sellers from providing such information to its representatives (including investment bankers, experts, attorneys, accountants, economists and other advisors) or (ii) UPC from disclosing such information to potential investors in connection with the UPC Private Placement.

            4.8. Further Assurances. From time to time, without further consideration, each of UPC and the Sellers will execute and deliver such documents to the other party as such party may reasonably request in order to more effectively consummate the transaction contemplated hereby. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of UPC and the Sellers will take or cause its proper officers and directors to take all such necessary action.

            4.9. Publicity. Neither of the Sellers nor UPC nor any of their affiliates shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without, whenever practicable, consulting with the other party concerning the timing and content of such announcement before such announcement is made. Pursuant to the foregoing, Chelsea and UPC shall prior to the Closing agree upon the contents of an announcement by Chelsea with respect to its description of UPC.

                                   CONDITIONS

            5.1. Conditions to the Obligations of Chelsea and RHSI. The obligations of Chelsea and RHSI to consummate the Acquisition are subject to the satisfaction, at or before the Closing, of the following conditions:

                  5.1.1. The representations and warranties of LPC set forth in
Section 3.5 hereof shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as if made on the Closing Date; UPC shall have complied in all material respects with all covenants and agreements set forth herein to be performed by it on or prior to the Closing Date; and each of Chelsea and RHSI shall have received a certificate of the President of UPC attesting to the foregoing.

                  5.1.2. No injunction, restraining order or other order of any federal or state court in the United States which prevents the consummation of the transactions contemplated herein shall be in effect.

                  5.1.3. No action, suit, proceeding or investigation shall be instituted by any party and remain pending which, in the reasonable opinion of Chelsea and RHSI (following consultation with their counsel, which may be an internal counsel), poses a significant risk that such action, suit, proceeding or investigation would have a material adverse effect on the assets, liabilities or business of UPC; and no governmental agency shall have indicated its intention to institute any action, suit, proceeding or investigation which Chelsea and RHSI reasonably believes (after consultation with their counsel, which may be an internal counsel) has a significant likelihood of being instituted if the Acquisition is consummated.

                  5.1.4. No statute, rule or regulation shall have been enacted by any state or governmental agency or any self-regulated agency in the United States or by the federal government that would prevent the consummation of the Acquisition.

                  5.1.5. If applicable, all notifications to the Antitrust Division of the United States Department of Justice and to the Federal Trade Commission shall have been timely given by UPC or timeliness shall have been waived by such Division or Commission; there shall not be pending any action by such Division or Commission seeking to restrain or enjoin the Acquisition; such Division or Commission shall not be threatening to seek to enjoin or restrain the Acquisition; and any applicable waiting period under the H-S-R Act shall have expired or been terminated.

                  5.1.6. The consents to the Acquisition shall have been obtained from EBRD and OPIC and the period in which the right of purchase of the other partners of ASIC pursuant to Section 9.2 of the Amended and Restated Partnership Agreement shall have expired with such right unexercised.

                  5.1.7. UPC shall have delivered to Chelsea and RHSI an opinion or opinions dated the Closing, of counsel for UPC, in form and substance reasonably satisfactory to Chelsea and RHSI, with respect to matters set forth in Sections 3.5.1, 3.5.2 and 3.5.3 hereof.

                  5.1.8. Chelsea and RHSI shall have satisfied themselves with respect to the business, assets, liabilities and prospects of UPC. UPC shall as rapidly as practicable, and to the maximum extent practicable, provide the information relating to UPC requested in the December 4, 1995 letter of John P. Congdon on behalf of Chelsea and RHSI to John B.

Fitzgibbons of UPC. Such condition shall be deemed to have been satisfied unless Chelsea and RHSI give notice to UPC that such condition has not been satisfied on or before the earlier of (a) five business days after UPC has notified Chelsea and RHSI that it has provided as much of the above referred to requested information as practicable or (b) December 30, 1996.

            5.2. Conditions to the Obligations of UPC. The obligation of UPC to consummate the Acquisition is subject to the satisfaction, at or before the Closing, of each of the following conditions:

                  5.2.1. The representations and warranties of Chelsea and RHSI set forth in Sections 3.1 and 3.3 hereof shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) as of the date hereof and as of the Closing as if made at and as of the Closing; Chelsea and RHSI shall have complied in all material respects with all covenants and agreements set forth herein to be performed by them on or prior to the Closing; and UPC shall have received certificates of the Presidents of Chelsea and RHSI attesting to the foregoing.

                  5.2.2. No injunction, restraining order or other order of any federal or state court in the United States which prevents the consummation of the Acquisition shall be in effect.

                  5.2.3. No action, suit, proceeding or investigation shall be instituted by any party and remain pending which, in the reasonable opinion of UPC (following consultation with its counsel, which may be an internal counsel), poses a significant risk that such action, suit, proceeding or investigation would have a material adverse effect on the assets, liabilities or business of Chelsea and RHSI; and no governmental agency shall have indicated its intention to institute any action, suit, proceeding or investigation which UPC reasonably believes (after consultation with its counsel, which may be an internal counsel) has a significant likelihood of being instituted if the Acquisition is consummated.

                  5.2.4. No statute, rule or regulation shall have been enacted by any state or governmental agency or any self-regulated agency in the United States or by the federal government that would prevent the consummation of the Acquisition.

                  5.2.5. If applicable, all notifications to the Antitrust Division of the United States Department of Justice and to the Federal Trade Commission shall have been timely given by Chelsea and RHSI or timeliness shall have been waived by such Division or Commission; there shall not be pending any action by such Division or Commission seeking to restrain or enjoin the Acquisition; such Division or Commission shall not be threatening to seek to enjoin or restrain the Acquisition; and any applicable waiting period under the H-S-R Act shall have expired or been terminated.

                  5.2.6. Chelsea and RHSI shall have delivered to UPC an opinion or opinions dated the Closing, of counsel for Chelsea and RHSI, in form and substance reasonably satisfactory to UPC, with respect to matters set forth in Sections 3.1.1, 3.1.2, 3.1.3, 3.3.1, 3.3.2 and 3.3.3 hereof.

                  5.2.7. UPC shall have completed the UPC Private Placement and realized therefrom gross proceeds of not less than $6,000,000 (U.S.).

                  5.2.8. UPC shall have acquired all of the capital stock of J.T. Wilson International Corporation and J. Thomas Wilson shall have become an employee of UPC.

                  5.2.9. Consents to the Acquisition shall have been obtained from EBRD and OPIC and EBRD and OPIC shall have given final approval for the disbursement to the Joint Venture of an additional loan of $5,000,000 (U.S.) for utilization in the Chernogorskoye project on terms and conditions equivalent to those existing on the date of this Agreement for such disbursement, other than additional conditions with respect to the continued membership on the Board of Directors of the Joint Venture of J. Thomas Wilson (or his successor, who shall be approved by EBRD and OPIC which approval shall not be unreasonably withheld) and the ownership of not less than 33 percent of UPC Common Stock by United States persons.

                  5.2.10. UPC shall have received satisfactory evidence that proper notice of UPC's intent to purchase the Partnership Interests has been given pursuant to Section 9.2 of the Amended and Restated Partnership Agreement and that the period in which the right of purchase may be exercised pursuant to the Amended and Restated Partnership Agreement has expired with such right unexercised.

                                     CLOSING

            6.1. Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the Closing shall take place within five days following the satisfaction or waiver of all of the conditions to Closing set forth in Section 5. If such conditions have not been satisfied or waived and the Closing has not occurred by December 31, 1996 and if the foregoing is not the result of a breach of any provision of this Agreement by one of the parties hereto, this Agreement may be terminated by Chelsea or UPC, with notice to the other and RHSI, and, except with respect to Sections 2.8, 4.7, 6.1, 8.1, 8.2,
8.3 and 8.6 hereof, (a) this Agreement shall forthwith become void and (b) there shall be no liability on the part of UPC or the Sellers. Notwithstanding anything to the contrary contained in the foregoing, in the event a condition set forth in Section 5.2.7, 5.2.8 or 5.2.9 has not been satisfied or waived by that date, Chelsea by notice to UPC and RHSI or UPC by notice to Chelsea and RHSI from time to time extend such December 31, 1996 Closing deadline provided that the aggregate of such extensions shall not exceed thirty days.

            6.2. Conduct of Closing. At the Closing, Chelsea and RHSI shall execute and deliver assignments of the Partnership Interests to UPC; UPC shall execute and deliver the Security Agreement and Financing Statement; Chelsea, RHSI and UPC shall execute the agreement embodying the terms set forth in Exhibit A. Chelsea, RHSI and UPC shall also execute and deliver such other documents and take such other actions as are necessary or desirable in the reasonable opinion of their respective counsel to carry out the Acquisition and the provisions of this Agreement.

                           SECURITIES REPRESENTATIONS

            7.1. By Chelsea and RHSI. The Sellers represent and warrant that they will be acquiring the Contribution Shares for investment and not for distribution within the meaning of the Securities Act of 1933, as amended, except with respect to registration rights granted for the UPC Common Stock, and that the Contribution Shares are being acquired pursuant to the private placement exemption of Section 4(2) of such Act. The Sellers acknowledge that certificates representing the Contribution Shares will be endorsed with a customary legend confirming such representation, warranty and exemption.

                                  MISCELLANEOUS

            8.1. Expenses. Each party to this Agreement shall bear and discharge all of its expenses in connection with the Acquisition and this Agreement.

            8.2. Survival of Warranties and Covenants. The representations, warranties and covenants set forth in this Agreement shall survive the Closing for purposes of Section 8.3 only.

            8.3. Indemnification. From and after the Closing, each Party to this Agreement shall indemnify and hold harmless all of the other Parties to this Agreement from and against any costs or expenses, judgments, fines, losses, claims and damages, as incurred, to the extent they relate to, or arise out of or are a result of any breach of any representation, warranty or covenant attributable to such party.

            8.4. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party (or parties) entitled to the benefits thereof, and this Agreement may be amended or supplemented by all parties hereto at any time. No such waiver, amendment or supplement shall be effective unless in writing and signed by the party or parties sought to be bound thereby.

            8.5. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the transaction contemplated hereby.

            8.6. Chelsea Overhead. For the period from and after November 15, 1996 and up until the Closing, UPC shall bear and reimburse Chelsea for one-half of its costs incurred in connection with the employment of J. Thomas Wilson and Susan Ponder, together with the other overhead costs of Chelsea but exclusive of travel expenses, with such reimbursement to amount to a payment by UPC to Chelsea at the rate of $6,854 per month. UPC shall bear and reimburse Chelsea for all costs of Mr. Wilson for travel which has been approved in advance by UPC.

            8.7. Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this agreement.

            8.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to the conflict of laws principles thereof.

            8.9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier service or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

            If to Chelsea, St. Mary or Parish, to:

                  St. Mary Land & Exploration Company
                  1776 Lincoln Street, Suite 1100
                  Denver, CO 80203
                  Attn: Mark H. Hellerstein, President
                        John P. Congdon, Vice-President and General Counsel

            If to RHSI or Smith, to:
                  Ralph H. Smith
                  Copper Oaks Center, Suite 800
                  7060 South Yale
                  Tulsa, OK 74136-5741

            If to UPC or Brunswick, to:
                  Ural Petroleum Corporation
                  125 Park Avenue, 8th Floor

                  New York, New York 10017
                  ATTN:    John B. Fitzgibbons

            8.10. Benefit. The terms and conditions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, UPC may not assign its rights under this Agreement without the prior written consent of Chelsea and RHSI and Chelsea and RHSI may not assign their rights under this Agreement without the prior written consent of UPC; provided, however, that UPC may at any time and without such prior consents assign the UPC LLC Interests to any wholly owned subsidiary of UPC and provided further, however, that each of Chelsea and RHSI may at any time and without such prior consents assign its rights in the Seller LLC Interests to any wholly owned subsidiary or to any holder of all of the capital stock of such Seller.

            8.11. Counterpart and Facsimile Execution. This Agreement may be executed in counterparts and by facsimile.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                        CHELSEA CORPORATION


                                        By: /s/ John Fitzgibbons
                                            --------------------------------
                                                Vice President


                                        R.H. SMITH INTERNATIONAL
                                        CORPORATION


                                        By: /s/ Mark A. Hellerstein
                                            --------------------------------
                                                Mark A. Hellerstein
                                                Attorney-In-Fact


                                        URAL PETROLEUM CORPORATION


                                        By:
                                            --------------------------------

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto on the date first hereinabove written.

                                        CHELSEA CORPORATION


                                        By:
                                            --------------------------------



                                        R.H. SMITH INTERNATIONAL
                                        CORPORATION


                                        By:
                                            --------------------------------
                                            Mark A. Hellerstein,
                                            Attorney-In-Fact


                                        URAL PETROLEUM CORPORATION


                                        By: /s/ [ILLEGIBLE]
                                            --------------------------------

                                        As to Section 3.2:

                                        ST. MARY LAND & EXPLORATION
                                        COMPANY


                                        By: /s/ [ILLEGIBLE]
                                            --------------------------------


                                        As to Section 3.2:
                                        PARISH CORPORATION


                                        By: /s/ [ILLEGIBLE]
                                            --------------------------------
                                            President


                                        As to Section 3.3.
                                        RALPH H. SMITH


                                        By: /s/ Mark A. Hellerstein
                                            --------------------------------
                                                Mark A. Hellerstein
                                                Attorney-in-Fact


                                        As to Section 3.6:
                                        BRUNSWICK INVESTMENTS LIMITED


                                        By:
                                            --------------------------------

                                        ST. MARY LAND & EXPLORATION
                                        COMPANY


                                        By:
                                            --------------------------------


                                        As to Section 3.2:
                                        PARISH CORPORATION


                                        By:
                                            --------------------------------


                                        As to Section 3.3.
                                        RALPH H. SMITH


                                        By:
                                            --------------------------------
                                                Mark A. Hellerstein
                                                Attorney-in-Fact


                                        As to Section 3.6:
                                        BRUNSWICK INVESTMENTS LIMITED


                                        By: /s/ [ILLEGIBLE]
                                            --------------------------------

                                                           EXHIBIT A

                                                           EXHIBIT A

                        Shareholder Agreement Term Sheet

Reference is made to the Acquisition Agreement, dated December __, 1996 (the "Agreement"), among Chelsea Corporation ("Chelsea"), R. H. Smith International Corporation ("RHSI" and together with Chelsea, the "Sellers"), and Ural Petroleum Corporation ("UPC" or the "Company", and together with the Sellers, the "Parties"). Initially capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement. Set forth below are the principal terms of the Shareholder Agreement between the Company and the Sellers.

Board Representation; Right to Information

      o Chelsea shall be entitled, but not required, to designate one representative to the UPC board of directors (the "Board") so long as Chelsea owns more than 10%, on a fully diluted basis, of the outstanding UPC voting stock. Chelsea shall use its best efforts to cause its director/representative to resign promptly following a reduction in its stock ownership below the amount specified above. To the extent Chelsea declines to designate a representative to the Board, subject to confidentiality, privilege and fiduciary issues, Chelsea shall be entitled to have an observer attend meetings of the Board and to receive materials distributed to members of the Board.

      o In the event that Chelsea owns less than 10%, on a fully diluted basis, of the outstanding UPC voting stock, but continues to hold a Seller LLC Interest entitled to future distributions of US$2,000,000 or more, Chelsea shall be entitled to receive materials distributed to members of the Board pertaining to the Anderman/Smith International-Chernogoskoye Partnership, subject to confidentiality, privilege and fiduciary issues. Such right to such materials shall terminate immediately when Chelsea's Seller LLC Interest is entitled to less than US$2,000,000 of future distributions.

Preemptive Rights

      o If, prior to a public offering of the common stock of UPC, the Sellers together own more than 5%, on a fully diluted basis, of UPC voting stock and UPC proposes to sell or issue shares of UPC common stock (or equivalents) to third parties (other than as consideration in acquisition transactions), other than additional securities issued or to be issued to directors, employees and consultants of UPC not to exceed 15%, on a fully diluted basis, of the outstanding capitalization of UPC (the "Incentive Securities"), the Sellers shall be entitled to purchase securities on the terms and conditions proposed to be transferred to the third parties in an amount necessary in order that Sellers may maintain their then current percentage ownership in UPC on a fully diluted basis.

      o Similar preemptive rights provisions may be agreed to between the Company and its other shareholders.

Additional Stock Sales

      o So long as the Sellers together own more than 5%, on a fully diluted basis, of UPC voting stock, UPC shall not sell any UPC securities, other than Incentive Securities, in a transaction which does not result in fair and full consideration being received by the Company. The foregoing shall not affect the general fiduciary obligations of UPC with respect to sales of its stock.

Sale or Transfer

      o Securities laws: The transfer of UPC common stock to the Sellers is intended to be exempt under Section 4(2) of the Securities Act of 1933. Any future sale or transfer of part or all of such stock shall be in accordance with the provisions of the Securities Act of 1933 and the rules and regulations promulgated thereunder and the Shareholder Agreement.

      o Restrictive Legend: Restrictive legends will be placed on each certificate representing stock issued to the Sellers.

      o Volume Limitations: Until the fifth anniversary of the Effective Date, the Sellers shall not sell or transfer UPC securities representing 5% or more of the outstanding stock of any class to any one person or group, subject to the Transfers by Mergers or Consolidation and Transfers to Affiliates exceptions as set forth below (the "Transfer Exceptions"). The sale or transfer of the Contribution Shares by the Sellers will not be subject to this volume limitation.

      o Right of First Offer: Notwithstanding the foregoing but subject to the Transfer Exceptions, each Seller must first offer to sell to UPC any UPC securities it intends to offer for sale on the same terms and at the same price as such securities will be offered and UPC shall have a period of 30 days in which to give notice of its intent to exercise its right to purchase such securities on such terms; provided, however, in the event that the UPC securities offered for sale or transfer constitute 10% or more of the outstanding stock of UPC, the period which UPC shall have in which to give notice of its intent to exercise its right to purchase such securities will be increased to 90 days. The foregoing requirements shall not apply to any sale of less than 2% of outstanding UPC stock after UPC has completed a public offering.

      o Transfers by Merger or Consolidation: Without regard to the Volume Limitations and the Right of First Offer, the Sellers may sell or transfer UPC securities in a merger or consolidation of such Seller where such Seller is not the surviving entity, or a sale of all or substantially all of such Seller's assets, provided that the surviving or acquiring entity agrees to be bound by the terms of the Shareholder Agreement.

      o Transfers to Affiliates: Without regard to the Volume Limitations and the Right of First Offer, the Sellers may sell or transfer UPC securities to affiliates of such Seller, provided that the affiliate agrees to be bound by the terms of the Shareholder Agreement.

Registration Rights

      o In the event that UPC initiates a public offering of its common stock, the Sellers shall, in connection with such public offering, be entitled to register for sale all or part of the UPC common stock it


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            holds, provided that the Sellers shall be subject to (i) standard
            "cut-back" provisions, (ii) standard "lock-up" provisions, and (iii) reasonable and customary expense reimbursement provisions.

      o Similar registration rights provisions may be agreed between the Company and its other shareholders.

Quorum/Voting

      o During the Restricted Period, the Sellers shall be obligated to cause all shares beneficially owned by them to be present for all stockholder meetings of UPC.

      o During the Restricted Period, so long as Sellers together own more than 20%, on a fully diluted basis, of UPC voting stock, the Sellers shall be obligated to cause all shares beneficially owned by them to be voted in favor of director nominations approved by the Board.

      o The Restricted Period shall commence on the Effective Date and end on the fourth anniversary of the Effective Date; provided, however that if the Seller has converted the Seller LLC Interest into UPC common stock, the Restricted Period shall end on the earlier of (i) the fourth anniversary of the Effective Date and (ii) the later of
            (y) the second anniversary of the conversion of the Seller LLC Interest and (z) the third anniversary of the Effective Date.

Standstill

      o Except pursuant to the Preemptive Rights or the conversion of the Seller LLC Interests, during the Restricted Period, the Sellers and their affiliates may not, so long as the Sellers beneficially own more than 20%, on a fully diluted basis, of the UPC voting stock, acquire any additional UPC securities unless such acquisition is approved by the Board.


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Other Control Limitations

      o During the Restricted Period, so long as the Sellers beneficially own more than 20%, on a fully diluted basis, of the voting stock of UPC, the Sellers and their affiliates will not take any action, alone or with any other person or group, to acquire or affect control of UPC or to encourage or assist any other person or group to do so, other than actions taken by Chelsea's representative, if any, on the Board which are in accordance with such representative's fiduciary duties. The prohibited actions include but are not limited to (i) making an offer or proposal to engage in any business combination, change in control, acquisition of securities or significant portion of assets, restructuring or other similar transaction, (ii) seeking additional representation on, or change in composition of, the Board, (iii) engaging or participating in a proxy solicitation, (iv) depositing shares into a voting trust, (v) making any public announcement concerning the Standstill or these provisions, or (vi) requesting the other party to modify the Standstill or these provisions in a public announcement.

Third Party Offers

      o If, prior to the tenth anniversary of the Effective Date and only for so long as the Sellers together own more than 20%, on a fully diluted basis, of UPC voting stock, UPC becomes subject to a bona fide third party offer to enter into a transaction which would result in a change of control of UPC or a transfer of substantially all of the assets of UPC which is approved by a majority of the Board and supported by the holders of a majority of the shares (other than the Sellers) which have taken a position on such transaction, the Sellers will be required within a reasonable period of time not to exceed 10 business days after receipt of notice of such event, to either (i) offer to acquire the UPC securities or assets which are subject to such third party offer on terms at least as favorable to the holders of UPC securities as the third party offer or (ii) support the third party offer, including by either tendering their shares in the offer or voting all shares held by them in favor of the offer, as applicable.


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Charter Documents

      o The UPC Certificate of Incorporation/Bylaws shall provide that, upon UPC becoming subject to the Securities Exchange Act of 1934, public company provisions shall become effective, including, without limitation: (i) classified board, (ii) no action by written consent, and (iii) advance notice for shareholder proposals/nominations.


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                                                                  EXHIBIT 3.1.11